UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2016 (December 6, 2016)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

On December 6, 2016, the Bankruptcy Court (as defined below), approved the Twenty-Fourth Amendment to Office Lease between Key Energy Services, Inc. (“Key” or the “Company”) and Crescent 1301 Mckinney, L.P. (the “Amendment”). The relevant terms of the Amendment include, (i) a reduction in the over-all rented square footage by the Company at its corporate headquarters, (ii) a reduction in the term of the lease, and (iii) a reduction in the base monthly rent.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.03 Bankruptcy or Receivership.

As previously disclosed, on October 24, 2016, Key and certain of its domestic subsidiaries (collectively, the “Filing Subsidiaries” and, together with the Company, the “Debtors”) filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), pursuant to the terms of a plan support agreement, dated August 24, 2016, by and among the Debtors and certain of their lenders and noteholders, that contemplates the reorganization of the Debtors pursuant to a prepackaged plan of reorganization (the “Plan”). The Debtors obtained joint administration of their chapter 11 cases under the caption In re: Key Energy Services, Inc, et al., Case No. 16- 12306. The subsidiary Debtors in these chapter 11 cases are Misr Key Energy Investments, LLC, Key Energy Services, LLC, and Misr Key Energy Services, LLC (the “Chapter 11 Cases”).

On December 6, 2016, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan as modified by the Confirmation Order.

The Debtors expect that the effective date of the Plan will occur as soon as all conditions precedent to the Plan have been satisfied or waived in accordance with the terms of the Plan (defined in the Plan as the “Effective Date”). The Debtors can make no assurances as to when, or ultimately if, the Plan will become effective.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated by reference herein. Defined terms not defined herein have the meaning set forth in the Plan.

The Plan of Reorganization and Treatment of Claims and Interests

Generally, and as discussed in further detail in the Plan, the Plan contemplates, among other things, the following distributions and consensual recovery to certain Holders of Allowed Claims and Interests, as applicable:

•	All Allowed General Unsecured Claims, including claims of the Company’s trade creditors and vendors, as well as all Allowed Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, Other Secured Claims and Intercompany Claims shall be Unimpaired.

•	Each Holder of an Allowed Term Loan Claim shall receive a distribution on the Effective Date, on account of its Allowed Term Loan Claim, of its pro rata share of (i) a Cash payment equal to the sum of (A) the difference between (x) the outstanding principal amount of loans under the Term Loan Credit Agreement on the Effective Date (excluding any prepayment premium) before giving effect to the payment described in this bullet point and (y) $250 million plus (B) any accrued and unpaid interest (at the non-default rate) due and owing under the Term Loan Credit Documents as of (and including) the Effective Date, and (ii) the New Term Loan Facility.

•	Each Holder of an Allowed ABL Credit Facility Claim shall receive on the Effective Date, on account of its Allowed ABL Credit Facility Claim, its pro rata share of payment in full in Cash of any amounts due and owing under the ABL Credit Facility, and any letters of credit outstanding under the ABL Credit Facility shall be cash collateralized, backstopped and/or replaced with new letters of credit under the New ABL Credit Facility.

•	Each Holder of an Allowed Senior Notes Claim shall receive a distribution on the Effective Date, or as soon as reasonably practicable thereafter, in full satisfaction of its Allowed Senior Notes Claim (inclusive of accrued and unpaid interest), of such Holder’s pro rata share of 7.5 million[1] shares of Reorganized Key Common Stock (rounded up or down to the nearest whole share) (the “Senior Notes Distribution”). The Senior Notes Distribution shall account for 100% of the issued and outstanding shares of Reorganized Key Common Stock prior to dilution from the issuance of all other shares of Reorganized Key Common Stock under or in connection with the Plan.

•	Existing Key Common Stock and Other Key Equity Interests shall be cancelled as of the Effective Date and, except as described below for Holders of Existing Key Common Stock, shall receive no distribution in connection with the Plan.

•	Intercompany Interests shall remain in place on the Effective Date for purposes of convenience.

Additional information regarding the classification and treatment of claims and interests can be found in the Plan.

Recovery for Holders of Existing Key Common Stock

In accordance with the Confirmation Order and pursuant to the Plan, on the Effective Date, all shares of Existing Key Common Stock shall be cancelled, and each Holder of Allowed Existing Key Common Stock eligible for the Equity Holder Exchange that does not elect to opt-out of granting the voluntary releases contained in Section VIII.F of the Plan, shall receive either (i) its pro rata share of the Equity Holder Plan Securities, including (a) 815,891 shares of Reorganized Key Common Stock, (b) New Warrants, entitling their holders, collectively, upon exercise thereof to purchase, in the aggregate, up to 1,839,782 shares of Reorganized Key Common Stock (in each case, rounded up or down to the nearest whole share of Reorganized Key Common Stock or whole New Warrant),2 and (c) all Equity Holder Shares and New Warrants allocated to any Holders of Allowed Existing Key Common Stock who are not eligible to receive Equity Holder Plan Securities pursuant to the Plan (as set forth in Section III.C.8 of the Plan) or who do not receive Equity Holder Plan Securities because they are entitled to less than half a share of Reorganized Key Common Stock,3 or (ii) the opportunity to receive, in each Holder’s sole and

[1]	Pursuant to the Plan, the Debtors may, with the consent of the Required Consenting Noteholders, increase or decrease, as applicable, the aggregate number of shares of Reorganized Key Common Stock to be issued and outstanding on the Effective Date pursuant to the Plan, and adjust the applicable price per share for such shares set forth in the Plan such that the aggregate value of the shares received by any Person pursuant to the Plan is unaltered by such adjustments. All share amounts and prices per share set forth herein are subject to such adjustments.
[2]	For every one (1) share of Reorganized Key Common Stock issued to an eligible Holder of Existing Key Common Stock pursuant to the Equity Holder Exchange, such Holder will receive approximately 1.1 New 4-Year Warrants and approximately 1.1 New 5-Year Warrants (in each case subject to the rounding conventions described in the Plan).
[3]	Pursuant to the terms of the Plan, under the Equity Holder Exchange, the exchange rate for shares of Allowed Existing Key Common Stock to Reorganized Key Common Stock is 198:1. Giving effect to rounding, in order for a Holder of Allowed Existing Key Common Stock to receive at least one share of Reorganized Key Common Stock, such Holder must beneficially own at least 99 shares of Allowed Existing Key Common Stock. Any fractional shares of Reorganized Key Common Stock that are not distributed to Holders because they hold fewer than 99 shares of Allowed Existing Key Common Stock, and any fractions of New Warrants that would otherwise have been allocated to such Holders, shall be aggregated and distributed to Holders of Allowed Existing Key Common Stock that are receiving Equity Holder Plan Securities.

absolute discretion, Cash pursuant to the Equity Holder Cash-Out Amount (subject to the same eligibility restrictions set forth in Section III.C.8 of the Plan), to the extent sufficient proceeds are received from Equity Holder Rights Offering Participants to fund such Equity Holder Cash-Out Amount (if there are insufficient proceeds to provide the Cash necessary to fully cash-out such electing Holders, such Holders will receive a combination of Cash and Equity Holder Plan Securities based on the amount of commitments available).

Rights Offering and Backstop Agreement

In addition, as previously disclosed, on September 21, 2016, Key commenced an offering of subscription rights (the “Rights Offering”) to certain qualifying holders of Key’s Note Claims and certain qualifying Key equity holders to purchase up to 7,022,859 shares of reorganized Key common stock at a price per share of $12.10 for aggregate gross proceeds of up to $85 million, which proceeds may be increased by up to $25 million through the sale of additional shares of reorganized Key common stock (“Incremental Liquidity Shares”) at a price range per share ranging between $6.86 and $8.94. As previously disclosed, on September 21, 2016, prior to the commencement of the Rights Offering and Solicitation, the Company entered into a backstop agreement (the “Backstop Agreement”) with certain holders of Note Claims (the “Backstop Participants”), pursuant to which the Backstop Participants agreed, subject to the terms and conditions in the Backstop Agreement, to backstop the full amount of the Rights Offering. Participating equity holders were also able to subscribe for additional shares of reorganized Key common stock made available by other equity holders as of the effective date of the Plan. Participants in the primary Rights Offering subscribed for 6,652,030 shares of reorganized Key common stock which together with any Incremental Liquidity Shares determined to be necessary in accordance with the Confirmation Order and pursuant to the Plan, will be issued on the Effective Date. In addition, in accordance with the Confirmation Order and pursuant to the Plan and the Backstop Agreement, 370,830 shares of reorganized Key common stock that were unsubscribed in the Rights Offering, along with a put premium of up to 1,219,287 shares of reorganized Key common stock, plus additional Incremental Liquidity Shares to the extent issued, will be issued to the Backstop Participants on the Effective Date.

Share Information

As of November 30, 2016, the number of outstanding shares of Existing Key Common Stock was 160,331,531. On the Effective Date, all shares of Existing Key Common Stock will be cancelled.

Conversion to Delaware Corporation On or Before Effective Date

In accordance with the Confirmation Order and pursuant to the Plan, the Company will convert from a Maryland corporation to a Delaware corporation. The Confirmation Order provides that the Company in its form as a Delaware Corporation will be considered as a successor to the Company in its previous form as a Maryland Corporation. This conversion is expected to occur on or before the Effective Date.

Post Emergence Governance and Management

On the Effective Date, the term of any current members of the board of directors of the Company will expire, and a new board of directors of the Company (the “New Board”) will take office. The New Board will initially consist of Bryan Kelln, Jacob Kotzubei, Philip Norment, Mary Ann Sigler, Robert Drummond, Sherman K. Edmiston III, Scott D. Vogel, Steven H. Pruett, C. Christopher Gaut, and H.H. Tripp Wommack, III.

Incentive Plan

On or after the Effective Date, Reorganized Key shall be authorized to grant awards under a new management incentive plan (the “New MIP”), which shall authorize the grant of compensation described in the following sentence comprised of stock or economic rights tied to the value of stock collectively representing up to 7% (which may be increased to up to 11% by the Board in its discretion) of the fully diluted shares of Reorganized Key Common Stock as of the Effective Date (without regard to shares reserved for issuance pursuant to the New Warrants). The New MIP may provide for awards of restricted stock, restricted stock units, options and stock appreciation rights and cash-based awards, for distribution to officers, directors and employees of the Reorganized Debtors as determined by the New Board.

Settlement, Releases and Exculpations

The Plan incorporates an integrated compromise and settlement of claims to achieve a beneficial and efficient resolution of the Chapter 11 Cases. Unless otherwise specified, the settlement, distributions, and other benefits provided under the Plan, including the releases and exculpation provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted.

The Plan provides releases and exculpations for the benefit of Debtors, certain of the Debtors’ claimholders (including the Supporting Creditors), the Backstop Participants, other parties in interest and various parties related thereto, each in their capacity as such, from various claims and causes of action, as further set forth in Section 8 of the Plan and the Confirmation Order.

Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016, filed with the Securities and Exchange Commission on November 14, 2016.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These statements are only predictions and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements.

Important factors that may affect Key’s expectations, estimates or projections include, but are not limited to, the following: risks associated with Key’s reorganization; conditions in the oil and natural gas industry, especially oil and natural gas prices and capital expenditures by oil and natural gas companies; volatility in oil and natural gas prices; Key’s ability to implement price increases or maintain pricing on its core services; industry capacity; increased labor costs or unavailability of skilled workers; asset impairments or other charges; the periodic low demand for Key’s services and resulting operating losses and negative cash flows; Key’s highly competitive industry as well as operating risks, which are primarily self-insured, and the possibility that its insurance may not be adequate to cover all of its losses or liabilities; the economic, political and social instability and risks of doing business in certain foreign countries; significant costs and potential liabilities resulting from compliance with applicable laws; Key’s historically high employee turnover rate and its ability to replace or add workers, including executive officers; Key’s ability to incur debt or long- term lease obligations; Key’s ability to implement technological developments and enhancements; significant costs and liabilities resulting from environmental, health and safety laws and regulations, including those relating to hydraulic fracturing; severe weather impacts on Key’s business; Key’s ability to successfully identify, make and integrate acquisitions and its ability to finance future growth of its operations or future acquisitions; the loss of one or more of Key’s larger customers; the impact of compliance with climate change legislation or initiatives; Key’s ability to generate sufficient cash flow to meet debt service obligations; the amount of Key’s debt and the limitations imposed by the covenants in the agreements governing its debt, including its ability to comply with covenants under its current debt agreements; an increase in Key’s debt service obligations due to variable rate indebtedness; Key’s inability to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and its inaccurate assessment of future activity levels, customer demand, and pricing stability which may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); Key’s ability to execute its plans to withdraw from international markets outside North America; Key’s ability to achieve the benefits expected from acquisition and disposition transactions; Key’s ability to respond to changing or declining market conditions, including Key’s ability to reduce the costs of labor, fuel, equipment and supplies employed and used in its businesses; Key’s ability to maintain sufficient liquidity; adverse impact of litigation; and other factors affecting Key’s business described in “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2015 and its other filings with the SEC and in Article XI of the Disclosure Statement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported Key approved the rejection of certain executory contracts that Key (or one of its subsidiaries) held with three former executive officers, Mr. Richard Alario, Ms. Kim Clarke and Ms. Kimberly Frye. Key filed a Current Report on Form 8-K with the SEC on November 16, 2016 to discuss the rejection of the executory contracts (the “Original 8-K”), which is incorporated by reference into this Item 5.02. The Confirmation Order approved the rejection of the Severance Agreements (as defined within the Original 8-K), effective as of the Effective Date, and all claims for rejection damages are subject, to the extent applicable, to the limitations set forth in Section 502(b)(7) of the Bankruptcy Code.

Item 8.01 Other Events

On December 7, 2016, the Company issued a press release announcing entry of the Confirmation Order. A copy of this press release is filed as Exhibit 99.2 to this report, which is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Joint Prepackaged Plan of Reorganization of Key Energy Services, Inc. and its Debtor Affiliates, dated September 21, 2016.

10.1	Twenty-Fourth Amendment to Office Lease between Crescent 1301 McKinney, L.P. and Key Energy Services, Inc., as confirmed by the Bankruptcy Court on December 6, 2016.

99.1	Findings Of Fact, Conclusions Of Law, And Order (I) Approving The Debtors’ (A) Disclosure Statement Pursuant To Sections 1125 And 1126(B) Of The Bankruptcy Code, (B) Solicitation Of Votes And Solicitation Procedures, (C) Forms Of Ballots, (D) Rights Offering Procedures And Rights Offering Materials, And (E) Entry Into The Backstop Escrow Agreement; (II) Authorizing (A) The Debtors’ Assumption Of The Backstop Agreement, The Rights Offering Escrow Agreement And All Other Executory Contracts And Unexpired Leases Other Than Those Identified For Rejection And (B) The Debtors’ Rejection Of Those Executory Contracts And Unexpired Leases Identified On The Rejected Executory Contract And Unexpired Lease List; And (III) Confirming The Joint Prepackaged Chapter 11 Plan Of Key Energy Services, Inc., Et Al. Under Chapter 11 Of The Bankruptcy Code, as entered by the Bankruptcy Court on December 6, 2016.

99.2	Press release issued by Key Energy Services, Inc. dated as of December 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: December 7, 2016	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description

2.1	Joint Prepackaged Plan of Reorganization of Key Energy Services, Inc. and its Debtor Affiliates, dated September 21, 2016.

10.1	Twenty-Fourth Amendment to Office Lease between Crescent 1301 McKinney, L.P. and Key Energy Services, Inc., as confirmed by the Bankruptcy Court on December 6, 2016.

99.1	Findings Of Fact, Conclusions Of Law, And Order (I) Approving The Debtors’ (A) Disclosure Statement Pursuant To Sections 1125 And 1126(B) Of The Bankruptcy Code, (B) Solicitation Of Votes And Solicitation Procedures, (C) Forms Of Ballots, (D) Rights Offering Procedures And Rights Offering Materials, And (E) Entry Into The Backstop Escrow Agreement; (II) Authorizing (A) The Debtors’ Assumption Of The Backstop Agreement, The Rights Offering Escrow Agreement And All Other Executory Contracts And Unexpired Leases Other Than Those Identified For Rejection And (B) The Debtors’ Rejection Of Those Executory Contracts And Unexpired Leases Identified On The Rejected Executory Contract And Unexpired Lease List; And (III) Confirming The Joint Prepackaged Chapter 11 Plan Of Key Energy Services, Inc., Et Al. Under Chapter 11 Of The Bankruptcy Code, as entered by the Bankruptcy Court on December 6, 2016.

99.2	Press release issued by Key Energy Services, Inc. dated as of December 7, 2016.